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                                                                    Exhibit 10.3

                                     FORM OF
                               SECURITY AGREEMENT

         This SECURITY AGREEMENT is made as of ________ between __________, a _________ corporation having its principal place of business and chief executive office at _______________________ (the "Borrower"), and ________________, a
national banking association with its head office at ________________, in its capacity as Administrative Agent (the "Agent") for the Banks under (and as defined in) the Loan Agreement referred to below.

         WHEREAS, the Borrower has requested the Banks and the Agent to enter into a certain Revolving Credit and Term Loan Agreement of even date herewith (as amended, modified or otherwise supplemented from time to time, the "Loan Agreement") pursuant to which the Banks will make loans to the Borrower from time to time, upon the terms and subject to the conditions set forth therein;

         WHEREAS, the Banks and the Agent are unwilling to enter into the Loan Agreement and to make any loans thereunder unless the Borrower shall execute and deliver this Security Agreement and grant the security interests herein provided;

         NOW, THEREFORE, in order to induce the Banks and the Agent to enter into the Loan Agreement and to make or extend to the Borrower, from time to time, one or more loans, advances, or other extensions of credit, and in consideration thereof, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. The following terms shall have the meanings set forth below. All capitalized terms used herein, but not defined herein, shall have the same meanings as set forth in the Loan Agreement. Terms not otherwise defined herein shall have the meanings ascribed to them, if any, under the UCC (as defined below).

                  "Accounts Receivable," "Account Receivable," "Accounts" or "Account" means all or any of the Borrower's accounts, accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to the Borrower from any person for goods or other property sold, leased or exchanged by it or for services rendered by it, or however otherwise established or created, all or any guarantees and security therefor, all right, title and interest of the Borrower in the goods or services which gave rise thereto, including rights to rescission, replevin, reclamation and stoppage in transit and all rights of an unpaid seller of goods or services, including without limitation the right to payment of any interest or finance charged with respect thereto (whether or not yet earned by performance on the part of the Borrower), whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to the Borrower.


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

                  "Collateral" means all personal property and fixtures of the Borrower of every kind and description, tangible or intangible, whether now or hereafter existing, whether now owned or hereafter acquired, and wherever located, including, but not limited to, the following: all Inventory of the Borrower; all furniture, fixtures and similar property of the Borrower; all machinery and equipment (including but not limited to motor vehicles) of the Borrower; all Accounts of the Borrower; all contract rights of the Borrower, including without limitation, all rights of the Borrower under any license agreements and the route leases and all rights of the Borrower as a bailee; all other rights of the Borrower to the payment of money, including without limitation amounts due from Affiliates, bailors, tax refunds, and insurance proceeds; any and all rights the Borrower may have pursuant to a bailee's lien; all interests of the Borrower in goods as to which an Account shall have arisen; all files, records (including without limitation computer programs, tapes and related electronic data processing software) and writings of the Borrower or in which the Borrower has an interest in any way relating to the foregoing property; all goods, instruments, documents of title, policies and certificates of insurance, investment property, securities, chattel paper, letters of credit, deposits, cash or other property owned by the Borrower or in which the Borrower has an interest which are now or may hereafter be in the possession of the Agent or any Bank or as to which the Agent or any Bank may now or hereafter control possession by documents of title or otherwise; all general intangibles of the Borrower (including without limitation all patents, trademarks, trade names, service marks, copyrights and applications for any of the foregoing; all rights to file and prosecute applications for, and the right to sue for infringements of, patents, trademarks, trade names, service marks and copyrights of the Borrower; all goodwill connected with the use of and symbolized by trademarks, trade names and service marks of the Borrower; all rights to use patents, trademarks, trade names, service marks and copyrights of any Person; all trade secrets and other confidential information relating to the business of the Borrower; and any rights of the Borrower to retrieval from third parties of electronically processed and recorded information pertaining to any of the types of collateral referred to in this definition); any other property of the Borrower, real or personal, tangible or intangible, in which the Agent or any Bank now has or hereafter acquires a security interest or which is now or may hereafter be in the possession of the Agent or any Bank; any sums at any time credited by or due from the Agent or any Bank to the Borrower, including deposits; and proceeds and products of and accessions to all of the foregoing.

                  "Inventory" means all of the Borrower's inventory of whatever name, nature, kind or description, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by the Borrower, parts, supplies, all wrapping, packaging, advertising, labeling, and shipping materials, devices, names and marks, all contracts, rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by the Borrower.

                  "Obligations" shall have the meaning ascribed to such term in the Loan Agreement.


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                  "UCC" means the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Massachusetts, PROVIDED that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

         2. SATISFACTION OF OBLIGATIONS. The Borrower hereby promises to pay or otherwise satisfy all Obligations when the same shall become due, whether at maturity, by acceleration or otherwise. All payments shall be in lawful money of the United States in immediately available funds.

         3. GRANT OF SECURITY INTEREST.

                  3.1 COLLATERAL. As security for the prompt and unconditional payment and performance of the Obligations, the Borrower hereby grants to the Agent, for the ratable benefit of the Banks and the Agent, a continuing security interest in all Collateral, whether now owned or existing or hereafter arising or acquired and wherever located; and in each case in all proceeds, products, and accessions thereof, all causes of action and remedies relating thereto and all guaranties and security therefor. The Borrower agrees that the security interest herein granted has attached and shall continue until the Obligations have been paid, performed and indefeasibly discharged in full and the Banks are no longer committed to extend any credit to the Borrower under the Loan Agreement or under any other Loan Document.

                  3.2 DEPOSITS. Any and all deposits or other sums at any time credited by or due from the Agent or any Bank or any of their respective affiliates to the Borrower shall at all times constitute security for Obligations and may be set-off against any Obligations at any time whether or not they are then adequate, and advice thereof shall thereafter be given to the Borrower in accordance with such Bank's or the Agent's customary practice. Any and all instruments, documents, policies and actions, general intangibles, chattel paper, cash, property and the proceeds thereof (whether or not the same are Collateral or proceeds thereof) owned by the Borrower or in which the Borrower has an interest, which now or hereafter are at any time in the possession or control of the Agent or any Bank or any of their respective affiliates or in transit by mail or carrier to or from the Agent or any Bank or such affiliate or in the possession of any third party acting in its behalf, without regard to whether the Agent or such Bank or such affiliate received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or had conditionally released the same, shall constitute security for Obligations and may be applied at any time to Obligations which are then owing, whether due or not due.


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

                  3.3 INSURANCE. The Borrower hereby assigns to the Agent, for the ratable benefit of the Banks and the Agent, all sums, including, without limitation, return of premiums, which may become payable under any of the Borrower's policies of insurance and directs each insurance company issuing any such policy to make payment thereof directly to the Agent, for the ratable benefit of the Banks and the Agent, PROVIDED, HOWEVER, that so long as there exists no event or condition which constitutes an Event of Default, the Agent agrees to disburse to the Borrower the amounts received by the Agent in respect of insured casualty losses of less than $100,000, so long as the Borrower uses such amounts solely for the purpose of repairing the damaged assets or reinvesting in assets performing the same or similar functions.

         4. COLLATERAL.

                  4.1 LOCATION OF COLLATERAL. The Borrower's principal place of business is located at the address shown on EXHIBIT A attached hereto and the records relating to the Borrower Accounts Receivable are kept at that address. The Borrower will not change such principal place of business without giving thirty (30) days' prior written notice to the Agent. The Collateral will be kept at the location(s) listed on EXHIBIT A and such other new locations as identified by Borrower from time to time as provided herein. Borrower will give Agent at least twenty (20) days prior notice of the city or town and state of any such new location where Borrower does not otherwise keep Collateral and where Collateral totaling $100,000, or more, in the aggregate will be kept. A Landlord Waiver or bailee notice shall, upon the request of the Agent, be delivered to the Agent with respect to each such new location concurrently with the occupancy thereof.

                  4.2 INSTRUMENTS.

                           (a)  Pursuant to the terms hereof, the Borrower has
endorsed, assigned and delivered to the Agent all negotiable or non-negotiable instruments, certificated securities and chattel paper pledged hereunder, together with instruments of transfer or assignment duly executed in blank as the Agent may have specified. In the event that the Borrower shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments, certificated securities or chattel paper to be pledged by it hereunder, the Borrower shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify.

                           (b) To the extent that any securities now or
hereafter acquired by the Borrower are uncertificated and are issued to the Borrower or its nominee directly by the issuer thereof, the Borrower shall cause the issuer to note on its books the security interest of the Agent in such securities and shall cause the issuer, pursuant to an agreement in form and substance satisfactory to the Agent, to agree to comply with instructions from the Agent as to such securities, without further consent of the Borrower or such nominee. To the extent that any securities, whether certificated or uncertificated, or other financial assets now or hereafter acquired by the Borrower are held by the Borrower or its nominee through a securities intermediary, the Borrower shall (i) cause


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such securities intermediary to note on its books the security interest of the
Agent in such securities or other financial assets and to confirm such notation promptly to the Agent and (ii) at the request of the Agent, cause such securities intermediary, pursuant to an agreement in form and substance satisfactory to the Agent, to agree to comply with entitlement orders or other instructions from the Agent as to such securities or other financial assets, without further consent of the Borrower or such nominee.

                           (c) To the extent that the Borrower is a beneficiary
under any written letter of credit now or hereafter issued in favor of the Borrower, the Borrower shall deliver such letter of credit to the Agent. The Agent shall from time to time, at the request and expense of the Borrower, make such arrangements with the Borrower as are in the Agent's reasonable judgment necessary and appropriate so that the Borrower may make any drawing to which the Borrower is entitled under such letter of credit, without impairment of the Agent's perfected security interest in the Borrower's rights to proceeds of such letter of credit or in the actual proceeds of such drawing. At the Agent's request, the Borrower shall, for any letter of credit, whether or not written, now or hereafter issued in favor of the Borrower as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favor of the Agent and satisfactory to the Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Agent for application as provided in the Loan Agreement.

                           (d) If any Accounts Receivable are at any time
evidenced by promissory notes, trade acceptances or other instruments for the payment of money, the Borrower will immediately deliver the same to the Agent, for the ratable benefit of the Banks and the Agent, appropriately endorsed to the Agent's order and, regardless of the form of such endorsement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto.

                  4.3 NO TRANSFERS. Except as expressly permitted by the Loan Agreement, the Borrower shall not sell, lease or transfer or further encumber any of the Collateral without the prior written consent of the Agent until the Obligations have been indefeasibly paid in full, except that (i) Inventory may be sold in the ordinary course of business and (ii) obsolescent items of equipment may be sold or otherwise disposed of in the ordinary course of business consistent with past practices.

                  4.4 REPRESENTATIONS. The Borrower represents, warrants and agrees as follows:

                           (a) The Borrower has no knowledge of any fact that
would impair the validity or make uncollectible any material amount of the Collateral that is Accounts Receivable, chattel paper, general intangibles, contract rights, documents or instruments, and, to the Borrower's knowledge, each obligor liable upon such Collateral has and will have capacity to contract.


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

                           (b) The items making up the Inventory at any time
(other than an immaterial amount of Inventory at such time) are and will be genuine and salable or leaseable in the ordinary course of the Borrower's business. None of the Inventory has been or will be produced in violation of any provision of the Fair Labor Standards Act of 1938, as amended, or in violation of any other law.

                           (c) Each Account Receivable is and will be a true
and correct statement of the actual indebtedness incurred by each account debtor with respect thereto as reflected on the Borrower's books and records, and arises and will arise out of or in connection with the sale or lease of goods or for the rendering of services by the Borrower to each such account debtor.

                           (d) No presently effective financing statement under
the UCC naming the Borrower as debtor is on file in any jurisdiction and the Borrower has not signed any presently effective security agreement authorizing any secured party thereunder to file a financing statement except for the Agent and as otherwise permitted in the Loan Agreement and except for the financing statements listed on EXHIBIT D of the Loan Agreement (if any).

                           (e) the Borrower's exact legal name is set forth at
the beginning of this Agreement and, as of the date hereof, the Borrower does not conduct business under any other name except as set forth on EXHIBIT A attached hereto. During the past five (5) years Borrower has not conducted business under any other name except as set forth on EXHIBIT A attached hereto.

                           (f) At the time that the Borrower pledges, sells,
assigns or transfers to the Agent any instrument, document of title, security, chattel paper or other property or any proceeds or products thereof, or any interest therein, the Borrower shall be the lawful owner thereof, or the lawful holder of the leasehold interest therein, and shall have good right to pledge, sell, assign or transfer the same, subject only to the Permitted Encumbrances and, in the case of any assignment or other transfer of the Borrower's rights and interests under any contract or license (other than any Material Contract (as defined in the Loan Agreement)), to the extent such assignment or transfer is permitted pursuant to the terms thereof and will not result in the voidability of such contract or license by any party thereto; and the Borrower shall defend the same against the claims and demands of all persons in excess of $25,000.

                           (g) No authorization, approval or other action by,
and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent, except consents that may be required from parties to any contract or license, to be collaterally assigned by the Borrower pursuant to that certain Collateral Assignment of Material Contracts and Licenses dated as of June 29, 2000 (provided that any such consents have been obtained with respect to any Material Contracts (as defined in the Loan Agreement)) of any other Person is required either (i) for the grant by the Borrower of the security interests granted hereby or for the execution, delivery or performance of this Agreement by the Borrower or (ii) for the perfection of or the exercise by the Agent


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of its rights and remedies hereunder (except as may have been taken by or at the direction of the Borrower or the Agent).

                  4.5 REGISTRATION AND TITLING. The Borrower shall cause all automobiles, trucks, tractors, trailers and other equipment which are owned by Borrower (including those acquired after the Closing Date) which, under applicable law, are required to be registered, to be properly registered in the name of the Borrower, and shall cause all automobiles, trucks, tractors, trailers and other equipment which are owned by Borrower (including those acquired after the Closing Date) the ownership of which, under applicable law, is evidenced by a certificate of title to be properly titled in the name of the Borrower and, at Agent's request upon the occurrence of an Event of Default, to have the Agent's interest therein properly noted on the certificate of title.

         5. PROCEEDS OF COLLATERAL.

                  5.1 COLLECTION BY THE BORROWER. Until the Agent exercises its right, following and during the continuance of an Event of Default, to collect the proceeds of the Borrower's Accounts Receivable, Inventory, instruments, chattel paper, general intangibles, and contract rights pursuant to this Agreement, the Borrower will collect with diligence all such proceeds. The Borrower will hold in trust for and pay over to the Agent in the form received all checks, drafts, cash and other remittances that are proceeds of Collateral. The Agent will credit all such proceeds received from the Borrower (conditional upon final collection) against costs, expenses, interest accrued on or principal of loans outstanding under the Loan Agreement; PROVIDED that for purposes of computing interest, the Borrower shall not be given credit for items subject to collection until two (2) business days after their receipt by the Agent. The order and method of application of such amounts shall be in the Agent's sole discretion, PROVIDED that the Agent agrees, so long as an Event of Default has not then occurred and is not then continuing, to apply the proceeds first to the repayment of Prime Rate Loans that are Revolving Credit Loans until repaid in full and then to the repayment of LIBOR Loans that are Revolving Credit Loans; and proceeds which in the Agent's discretion are not applied to the Revolving Credit Loans shall be credited to the Borrower's deposit account(s) with the Agent. Notwithstanding anything to the contrary contained in the foregoing, proceeds to be applied to the repayment of LIBOR Loans that are Revolving Credit Loans shall be held in a cash collateral account established and controlled by the Agent until the end of the applicable Interest Period (as defined in the Loan Agreement) and then applied as provided in the foregoing sentence. On the Closing Date, the Agent and the Banks will require the Borrower (i) to enter into a lockbox arrangement with the Agent or its representative or designee for the collection of such remittances and payments or (ii) to maintain its deposit account(s) at the Agent or, in the alternative, at another financial institution which has agreed to accept drafts drawn on it by the Agent under a written depository transfer agreement with the Agent (a "Bank Agency Agreement"), and to block the Borrower account and waive its own rights as against such account. Pursuant to the Bank Agency Agreements and this Agreement, the Borrower grants and shall grant to the Agent, for the benefit of the Agent and the Banks, a continuing lien upon, and security interest in, all such accounts and all funds at any time

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paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institution, and each such financial institution shall act as Agent's agent in connection therewith. Following the Closing Date, the Borrower shall not establish any deposit account with any financial institution unless prior thereto the Agent and the Borrower shall have entered into a Bank Agency Agreement with such financial institution.

                  5.2 COLLECTION BY THE AGENT. At the Agent's request, upon the occurrence and during the continuance of an Event of Default, the Borrower will notify account debtors that their Accounts have been assigned to the Agent, and that payments by such debtors shall be made directly to the Agent, and give instruction and/or dictate on billings to such debtors that their Accounts Receivable shall be paid to the Agent. The Agent may at any time, without prior notice to the Borrower, if an Event of Default has occurred and is continuing, collect the proceeds of the Borrower's Accounts Receivable, Inventory, instruments, chattel paper, general intangibles and contract rights and give notice of assignment thereof to any and all debtors thereof, and the Borrower does hereby make, constitute and appoint the Agent its irrevocable, true and lawful attorney in fact with power, during the continuance of an Event of Default, to receive, open and dispose of all mail addressed to the Borrower; during the continuance of an Event of Default, to take possession of, sign, endorse the name of the Borrower upon and collect any notes, drafts, money orders, demands, checks, instruments, payments (including payments payable under or with respect to any policy of insurance), evidences of payment, agreements, documents, and other writings that may come into the possession of the Agent or any Bank in connection with the Collateral or as proceeds of Collateral; during the continuance of an Event of Default, in the Borrower's name or otherwise, to demand, sue for, collect and give acquittances for, any and all moneys due or to become due upon the Collateral; during the continuance of an Event of Default, to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary or desirable to carry out the purposes herein contemplated.

         6. PROTECTION OF SECURITY INTEREST.

                  6.1 BY THE BORROWER. The Borrower shall from time to time take all steps that are necessary or prudent to protect and maintain the security interest of the Agent in the Collateral. Without limiting the generality of the foregoing, the Borrower will:

                           6.1.1  NO LIENS.  Not create, grant or permit to
exist any security interest or lien in or on any of the Collateral, except as permitted by the Loan Agreement;

                           6.1.2  BOOKS.  Keep and maintain books (in form and
substance reasonably satisfactory to the Agent) relating to the Collateral at its principal place of business listed on EXHIBIT A attached hereto, not remove the same without thirty (30) days' prior written notice to the Agent (PROVIDED, in any event, prior to relocation of any of the Collateral, that the Agent has received a satisfactory Landlord Waiver or bailee notice with respect to such new location and has perfected its security interest in the

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Collateral at such new location), and allow the Banks, through the Agent or the
Agent's designees, access to the books and to the Collateral at any reasonable time and from time to time (and at all times after the occurrence and during the continuation of a Default or Event of Default) for the purpose of examination, verification, copying, extracting or other purposes as the Agent or the Banks may require;

                           6.1.3  MAINTENANCE.  Maintain, preserve and protect
all Collateral, keep all Collateral in good condition and repair (ordinary wear and tear excepted) and prevent any waste or unusual or unreasonable depreciation thereof;

                           6.1.4  COPIES.  Deliver to the Agent promptly at its
reasonable request copies of all schedules, lists, invoices, original bills of lading, documents of title, original purchase orders, receipts, agreements, writings and other items relating to the Collateral, PROVIDED that originals thereof shall be delivered to the Agent upon its request upon the occurrence and continuance of a Default or Event of Default;

                           6.1.5  NOTICE.  Upon request of the Agent, make,
stamp or record on any of the Borrower's books relating to the Collateral entries or legends with respect to the Agent's security interest, including, without limitation, notation of the security interest of the Agent on any certificates of title or other evidence of ownership outstanding with respect thereto, and post notices thereof upon the Collateral or in and about designated areas where the Collateral or any portion thereof may be stored, kept or used, from time to time;

                           6.1.6  FILINGS.  Join with the Agent at its request
from time to time in executing financing statements, amendments thereto and continuation statements, and pay the cost of filing the same wherever the Agent reasonably deems desirable, and do, make, execute and deliver all additional and further acts, things, deeds, powers of attorney, assurances, writings, and instruments that Agent may reasonably require to vest completely in it and assure to it its rights hereunder and in and to the Collateral;

                           6.1.7  ASSIGNMENTS UNDER THE FEDERAL ASSIGNMENT OF
CLAIMS ACT. If any Accounts Receivable in excess of $100,000 in the aggregate arise from contracts with the United States or any department, agency or instrumentality thereof, the Borrower will immediately notify the Agent thereof and execute any instruments and take any steps reasonably requested by the Agent in order that all monies due and to become due thereunder shall be assigned to the Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

                           6.1.8  ADVERSE INTERESTS.  Promptly notify the Agent
of the existence of any claims, liens, security interests, rights, attachments or other encumbrances that may be or are reasonably likely to become adverse to the interest of the Agent in any of the Collateral; and defend the Collateral against all such claims, liens, security interests, demands and other encumbrances of third parties at any time claiming an interest in the Collateral that is adverse to the security interest granted to the Agent (other than those expressly permitted by the Loan Agreement), and reimburse the Agent for any expenses (including reasonable attorney's fees) it may incur in satisfying any of the foregoing;

                           6.1.9  INSURANCE. Maintain insurance on the
Collateral as required by the Loan Agreement or other Loan Documents;

                           6.1.10  LOSS.  Notify the Agent in the event of a
material loss of or damage to the Collateral; of any loss, theft, damage or destruction to or of any material assets(s) of the Borrower; of any reclamation or repossession of or any action by a creditor to reclaim or repossess any material asset(s) of the Borrower; of any material adverse change in the Collateral; and of any other occurrence that is reasonably likely to adversely affect the security interest of the Agent in the Collateral;

                           6.1.11  INVENTORY.  Whenever requested by the Agent,
but not more frequently than once a year so long as no Event of Default has then occurred and is then continuing, take a physical listing of all Inventory and provide a copy (certified by an authorized officer of the Borrower to be true, correct and complete) of any listing of Inventory, and perform any and all further steps requested by the Agent to perfect the Agent's security interest in Inventory;

                           6.1.12  VALUATION.  Notify the Agent in the event of
any change in the basis for valuing Inventory;

                           6.1.13  NAME.  Notify the Agent at least thirty
(30) days before changing its legal name or doing business under any name other than its legal name or the names set forth on EXHIBIT A;

                           6.1.14  EXPENSES.  Pay all expenses incurred with
respect to the purchase, manufacture, delivery, use, repair, storage or other handling of the Collateral, and reimburse the Agent for all reasonable expenses and all related taxes that the Agent may incur, including without limitation expenses that the Agent in its discretion may incur to discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, to make repairs thereto, and to pay any necessary filing fees, PROVIDED that the Agent shall have no obligation to the Borrower to make any such expenditures and the making thereof shall not relieve the Borrower of any Event of Default.

                  6.2 AGENT ACTION. The Agent is hereby authorized and permitted to take any action at any time (except as expressly limited below) it reasonably deems necessary or prudent to protect the Collateral or its security interest in the Collateral, and the Borrower agrees to reimburse the Agent for the same. Without limiting the generality of the foregoing, the Borrower hereby grants to the Agent the right, at the Agent's sole discretion:

                           6.2.1  U.C.C. STATEMENTS.  To sign and file in the
name and on behalf of the Borrower one or more financing statements under any applicable Uniform Commercial Code naming the Borrower as debtor and the Agent as secured party and indicating therein the types or describing the items of Collateral herein specified, PROVIDED that the Agent shall deliver to the Borrower copies of all such financing statements and shall terminate at the Agent's expense all such filings made in error;

                           6.2.2  COMMUNICATION WITH DEBTORS.  At any time, in
its own name or in the name of others, to communicate with account debtors in order to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts Receivable and the absence of any reductions, discounts, defenses or offsets with respect thereto; PROVIDED, HOWEVER, that prior to the occurrence and continuance of an Event of Default, the Agent shall communicate with such account debtors only in the name of others and not in its own name;

                           6.2.3  TAXES.  (i) If the Borrower has failed to,
discharge taxes and liens levied or placed on Collateral except those permitted by or contested in accordance with the terms of the Loan Agreement; (ii) if the Borrower has failed to, pay for insurance thereon or the maintenance and preservation thereof; or (iii) if the Borrower shall fail to make deposits in respect of F.I.C.A. and withholding taxes, make such deposits or pay such taxes, in whole or in part, or set up such reserves as the Agent shall deem reasonably necessary in respect of the Borrower's liability therefor. Any amount so paid, deposited or reserved for shall constitute a Revolving Credit Loan under the Loan Agreement. Nothing herein shall be deemed to obligate the Agent to do any of the foregoing and the making of any one or more such payments, deposits or reserves shall not constitute an agreement by the Agent to take any further or similar action or a waiver of any right of the Agent hereunder.

                           6.2.4  SECURITIES AND DEPOSITS.  Upon the occurrence
of an Event of Default, and subject to that certain Pledge Agreement by and between the Borrower and the Agent dated as of the date hereof (including, without limitation, the provisions of Sections 2.3 and 6 thereof), to transfer to itself or any nominee any securities constituting Collateral, to receive any income thereon and to hold such income as additional Collateral or apply it to the Obligations. Upon the occurrence of an Event of Default, the Agent may demand, sue for, collect or make any settlement or compromise that it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Agent or any Bank to the Borrower may at any time be applied to or set off against any of the Obligations.

         7. DEFAULT AND REMEDIES.

                  7.1 ACTION AFTER DEFAULT. Whenever any Event of Default shall have occurred and be continuing, the Agent may, at its option and without demand first made and without notice to the Borrower:

                           7.1.1 Immediately, or from time to time, take
possession of the Collateral, or any of it, wherever it may be found, using all reasonable force, in accordance with the UCC and other applicable law, to do so, or, from time to time, require the Borrower to assemble the Collateral, or any of it, and make it available to the Agent at a place designated by the Agent that is reasonably convenient to the Borrower and the Agent, and the Borrower waives all claims for damages due to, arising from or connected with any such taking (except to the extent the Agent has not acted in a commercially reasonable manner under the
UCC);

                           7.1.2  From time to time, proceed in the foreclosure
of the Agent's security interest and sale of the Collateral, or any of it, in any manner permitted by law or provided for herein;

                           7.1.3  Sell, lease or otherwise dispose of the
Collateral, or any of it, at public or private sale, with or without having the Collateral, or any of it, at the place of sale, and upon terms and in such manner as the Agent may determine in accordance with Section 9-504 of the UCC. Except for Collateral which is perishable or threatens to decline speedily in value or which is of a type customarily sold on a recognized market, the Agent shall give the Borrower at least ten (10) days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or other intended disposition is to be made, which notice the Borrower agrees is reasonable. The Agent may bid for any of the Collateral at any public sale and acquire the same free from any redemption right, and in lieu of paying cash therefor may make settlement for the selling price by crediting upon the Obligations the net selling price after deducting all reasonable costs and expenses in any way relating thereto and paying any surplus to the Borrower or such other Person(s) as may be required by applicable law;

                           7.1.4 From time to time in the Agent's sole
discretion, postpone the time and change the place of any proposed public sale of any of the Collateral that has been noticed as provided above, upon at least two (2) days' prior notice to the Borrower (which notice the Borrower agrees is reasonable) of the new time and place of such sale (which time shall be at least five (5) days after such notice of postponement is given to the Borrower) whenever, in the Agent's good faith judgment, such postponement or change is necessary or appropriate in order that the provisions of this Security Agreement applicable to such sale may be fulfilled or in order to obtain more favorable conditions under which such sale may take place;

                           7.1.5  In case of any sale by the Agent of any of
the Collateral on credit or for future delivery (which may be elected in the Agent's sole discretion), retain the Collateral so sold until the full selling price is paid by the purchaser, and the Agent shall incur no liability in case of failure of the purchaser to take up and pay for the Collateral so sold. In case of any such failure, the Collateral so sold may again be similarly sold;

                           7.1.6  Retain the Collateral, or any of it, in
satisfaction of the Obligations secured hereby;

                           7.1.7  Act as attorney for the Borrower in obtaining,
adjusting, settling and cancelling insurance, endorsing any checks or drafts, and applying any amounts collected or received by the Agent to Obligations or at the option of the Agent, releasing the same to the Borrower, but such application or release shall not cure or waive any Default hereunder and no amount so released shall be deemed a payment on any Obligations secured hereby;

                           7.1.8  Settle, compromise or adjust any suit, action
or proceeding against the Borrower with respect to any Collateral and in connection therewith, give such discharges or releases as the Agent may deem appropriate and, generally, sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were absolute owner thereof for all purposes;

                           7.1.9  As to the Collateral that is Accounts
Receivable, chattel paper, deposit accounts, instruments, general intangibles or contract rights, the Agent may, in its own name or in the name of the Borrower:

                                    (i) Take any action permitted under Section
                           5.2 relating to such Collateral or in connection therewith, sign and endorse any invoices, drafts against debtors, assignments, verifications and notices in connection therewith or in connection with other documents relating to the Collateral;

                                    (ii) Receive payment of, receipt for,
                           settle, compromise or adjust and give discharges and releases for or in respect of any and all moneys, claims and other amounts due and to become due at any time under or arising out of the Collateral;

                                    (iii) File any claim and take other action
                           in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such Collateral whenever payable relating thereto, although the Agent shall not be required or obligated in any manner to make any demand or make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled hereunder at any time or times;

                                    (iv) Give written notice to officials of the
                           United States Post Office to effect change or changes of address so that all mail addressed to the Borrower may be delivered directly to a Post Office box or to any other depository that may be selected by the Agent (which is hereby consented to by the Borrower), and receive and open all mail addressed to the Borrower and remove therefrom any notes, checks, acceptances, money, orders, drafts or instruments relating to the Collateral; and

                                    (v) Direct obligors or any other party
                           liable for the payment thereunder to make payment of any and all moneys at any time payable in connection therewith directly to the Agent or to an agent specified by it; and notwithstanding the foregoing, neither this Security Agreement nor the receipt by the Agent of any payment pursuant hereto shall cause the Agent to be under any obligation or liability in any respect to an obligor or any other party for the performance or observance of any of the representations, warranties, conditions or terms of any invoice, agreement or other document issued or executed in connection with any Account Receivable;

                           7.1.10   Exercise any and all remedies of a secured
party under the UCC or as otherwise provided by law.

                  7.2 ADDITIONAL PROVISIONS.

                           7.2.1  The Borrower authorizes the Agent to carry out
the above remedial steps and irrevocably makes, constitutes, and appoints the Agent and any officer or agent thereof with full power of substitution as the Borrower's true and lawful attorney-in-fact in connection therewith. To the extent permitted by law, the Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof and not in contravention of the terms hereof and of the Loan Documents. This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred on the Agent hereunder are solely to protect the interests of the Agent and the Banks in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act, except for the Agent's own gross negligence or willful misconduct.

                           7.2.2 The Borrower hereby waives, to the full extent
permitted by law, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale or other disposition of any of the Collateral. To the extent that it lawfully may do so, the Borrower hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may do so the Borrower hereby irrevocably waives the benefits of all such laws.

                           7.2.3  Prior to any such disposition of Collateral,
the Agent may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as the Agent reasonably deems advisable, and any sums expended therefor by the Agent shall constitute loans to be repaid by the Borrower and shall be secured hereby. The Agent shall have the right to pursue any remedy that it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of Collateral to pay all of the Obligations, the Borrower hereby promises and agrees to pay the Agent any deficiency and the security interest herein granted shall continue in accordance with Section 3.1 hereof.

                           7.2.4  The receipt of the Agent for the purchase
money paid at any sale of Collateral made by the Agent shall be a sufficient discharge therefor to any purchaser of any of the Collateral sold as provided above. No such purchaser (or his or its representatives or assigns), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or be answerable in any manner for any loss, misapplication or nonapplication of any such purchase money, or be bound to inquiry as to the authorization, necessity, expediency or regularity of any such sale.

                           7.2.5  Under no circumstances shall the Agent be
deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind, or any matter or proceedings arising out of or relating thereto, but the same shall be at the Borrower's sole risk at all times. The Agent shall not be required to take any action of any kind to collect, preserve or protect its or the Borrower's rights in the Collateral or against other parties. The Agent's prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.

                  7.3 PRO RATA SECURITY; PRIORITY OF PAYMENT. All amounts owing with respect to the Obligations shall be secured pro rata by the Collateral without distinction as to whether some Obligations are then due and payable and other Obligations are not then due and payable. Any amounts collected pursuant to action taken under this Section 7 shall be paid to the Agent, for the ratable benefit of the Banks and the Agent, and shall be applied (i) first, to the payment of expenses incurred with respect to maintenance and protection of the Collateral and of expenses incurred with respect to the realization upon any of the Collateral or the perfection, enforcement or protection of the rights of the Agent (including, without limitation, reasonable attorneys' fees and expenses of every kind and reasonable allocated costs of staff counsel), and (ii) second, to payment of all sums due to the Agent and the Banks in respect of Obligations; and the excess, if any, shall be paid to the Borrower. Proceeds applied to the payment of the Obligations shall be applied first to interest, expenses and fees due with respect to the Obligations and then to the principal amounts of the Obligations. The Borrower and the Agent agree that all amounts received with respect to any of the Obligations, whether by realization on the Collateral or otherwise, shall be applied to the payment of the Obligations in accordance with the provisions of this Section 7.3.

                  7.4 NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Agent is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No course of dealing on the part of the Agent and no delay or omission to exercise any right or power accruing upon the occurrence of any Default or Event of Default shall impair such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Agent to exercise any remedy reserved to it in this Section 7, it shall not be necessary to give any notice, other than any notice or notices expressly required in this Section 7 or by law.

                  7.5 OVERDUE AMOUNTS. Until paid, all amounts due and payable by the Borrower hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Loan Agreement.

         8.  GENERAL.

                  8.1 SUCCESSORS AND ASSIGNS. This Security Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns whether or not an express assignment of rights hereunder is made. No other person shall acquire or have any right under or by virtue of this Security Agreement.

                  8.2 PROVISIONS TO SURVIVE. All representations, warranties, covenants and agreements contained in this Security Agreement shall survive the execution and delivery of the Loan Documents.

                  8.3 SEVERABILITY. If any provision of this Security Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, that holding shall not invalidate or render unenforceable any other provision hereof.

                  8.4 AMENDMENTS. This Security Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

                  8.5 WAIVERS. No waiver of any rights or remedies hereunder shall be deemed made by the Agent or any Bank or any subsequent holder of the Notes under any circumstances unless in writing and duly signed on behalf of the Agent, such Bank or such holder, as the case may be. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of the right or remedy involved.

                  8.6 EXECUTION AND COUNTERPARTS. This Security Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

                  8.7 CAPTIONS. Captions and headings in this Security Agreement are for convenience only and in no way define, limit or describe the scope or intent of the provisions hereof.

                  8.8 WRITTEN NOTICES. Any notices, expressly required by this Agreement to be in writing, to any party hereto shall be deemed to have been given when delivered to any Person in the manner provided in Section 9.1 of the Loan Agreement with respect to such Person. Any notice, unless otherwise specified, may be given orally or in writing.

                  8.9 GOVERNING LAW; CONSENT TO JURISDICTION. THIS SECURITY AGREEMENT AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS). THIS SECURITY AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT. The Borrower agrees that any suit for the enforcement of this Security Agreement may be brought in the courts of the Commonwealth of Massachusetts or the United States of America for the District of Massachusetts, and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Borrower by mail at the address specified in the Loan Agreement. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

                  8.10 EXHIBITS. The Exhibits attached hereto are incorporated herein for all purposes, and shall be considered a part of this Agreement.

                  8.11 INDEMNIFICATION. The Borrower agrees to indemnify and hold the Agent harmless from and against any taxes, liabilities, claims and damages, including reasonable attorneys' fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by the Agent under this Agreement and in respect of any transactions effected in connection with this Agreement. The Borrower agrees to pay the Agent
(i) promptly upon demand all costs and expenses (including legal and any other professional fees, expenses and disbursements) incurred from time to time by it in connection with the preparation, execution, delivery and administration of this Agreement and any other documents delivered in connection herewith, and the enforcement of any right or settlement of any dispute or negotiation of any change or issue under or relating to this Agreement; and (ii) all reasonable fees, expenses and disbursements of the Agent, and its agents, counsel or representatives, incurred in connection with the execution and delivery of this Agreement and the performance of the provisions of this Agreement and of any transactions effected in connection with this Agreement. In addition to the foregoing, the Borrower shall reimburse the Banks for all costs and expenses (including legal and any other professional fees, expenses and disbursements) incurred by them, and by their respective agents, counsel or representatives, in connection with the enforcement of any right or settlement of any dispute under or relating to this Agreement. The obligations of the Borrower under this
Section 8.11 shall survive the termination of this Agreement.

         9. WAIVER OF JURY TRIAL. THE BORROWER AND THE AGENT MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT TO ENTER INTO THIS SECURITY AGREEMENT AND MAKE LOANS AND EXTEND CREDIT TO THE BORROWER. Except as prohibited by law, the Borrower waives any right which it may have to claim or recover in any litigation referred to in the first sentence of this Section 9 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (i) certifies that neither the Agent, nor any Bank nor any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Loan Agreement and the other Loan documents to which the Borrower is a party, the Borrower and the Banks are relying upon, among other things, the waivers and certifications contained in this Section 9.

         10. TERMINATION. When all Obligations have been paid, performed and indefeasibly discharged in full, and if at such time the Banks are not committed to extend any credit to the Borrower under the Loan Agreement or any other Loan Document, this Agreement shall terminate, and the Agent and the Banks shall, upon request and at the Borrower's expense, execute all such documentation necessary to release its security interest hereunder.


                  (Remainder of page left intentionally blank)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed by their duly authorized officers or representatives, all as of the date first above written.

                                      By:______________________________
                                         Name:  ________________________
                                         Title: ________________________


                                      _________________, as Administrative Agent

                                      By:______________________________
                                         Name:
                                         Title:

Attachment:  Exhibit A (Principal Place of Business and Location of Collateral)